As filed with the Securities and Exchange Commission on July 24, 1996.
                                                        Registration No. 333-
- --------------------------------------------------------------------------------

                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549

                                           FORM S-8
                    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               HEALTHCARE IMAGING SERVICES, INC.
                      (Exact name of issuer as specified in its charter)

   Delaware                                           22-3119929
(State or other jurisdiction of               (I.R.S. Employer Identification
incorporation or organization)                        Number)

                                  Tri-Parkway Corporate Park
                                       200 Schulz Drive
                                 Middletown, New Jersey 07701
                      (Address of principal executive offices) (Zip Code)


                      1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                                   (Full title of the Plan)


Elliott H. Vernon                                 Scott M. Zimmerman, Esq.
  Chairman of the Board,                          Shereff, Friedman, Hoffman
  President and Chief Executive Officer               & Goodman, LLP
Healthcare Imaging Services, Inc.                 919 Third Avenue
Tri-Parkway Corporate Park                        New York, New York  10022
200 Schulz Drive                                 (212) 758-9500
Middletown, New Jersey 07701
(908) 224-9292
                             (Name, address and telephone number,
                          including area code, of agents for service)

                                CALCULATION OF REGISTRATION FEE

                                    Proposed    Proposed
   Title of           Amount        Maximum     Maximum            Amount of
Securities to         to be     Offering Price  Aggregate          Registration
be Registered    Registered(1)  Per Share(2)  Offering Price(2)    Fee(3)
Common Stock,    75,000 shares     $1.6875     $126,562.50          $43.64
par value $0.01  75,000 shares    $2.09375     $157,031.25          $54.15
per share       100,000 shares     $2.0625     $206,250.00          $71.12
                --------------                 -----------          ------
                250,000 shares                 $489,843.75         $168.91
                ==============                 ===========         =======
- --------------------------------------------------------------------------------
(1) Pursuant  to  Rule  416,  this  Registration   Statement  also  covers  such
    additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) on the basis of the exercise price if known or the average of the high and low prices of the Registrant's Common Stock as quoted on The Nasdaq National Market on July 19, 1996.

(3) The Registration Fee has been calculated as follows: 75,000 multiplied by one twenty-ninth of one percent of $1.6875 (the exercise price of such options) , 75,000 multiplied by one twenty-ninth of one percent of $2.09375 (the exercise price of such options) and 100,000 multiplied by one twenty-ninth of one percent of $2.0625, the average of the high and low price of the Registrant's Common Stock as quoted on The Nasdaq Stock Market on July 19, 1996.


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                                            PART II

                                    INFORMATION REQUIRED IN
                                  THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

              The following documents, which have been filed by Healthcare Imaging Services, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Form 10-K"), which is the Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and which contains audited financial statements for the Registrant's latest fiscal year for which a Form 10-K was required to have been filed, as amended by a Form 10-K/A-1 and Form 10-K/A-2.

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

                  (c) The description of the Registrant's Common Stock, par value $0.01 per share, which is contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the time of filing of such documents.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

              The Company's Certificate of Incorporation (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any

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threatened,  pending or completed  action,  suit or  proceeding,  whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, shall be indemnified and held harmless by the Company to the maximum extent authorized by the General Corporation Law of the State of Delaware ("DGCL") against all expense, liability and loss reasonably incurred by such person in connection therewith. The DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The DGCL permits indemnification of a director, officer, employee or agent in actions or suits by or in the right of the corporation to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses
(including   attorneys'  fees)  actually  and  reasonably  incurred  by  him  in connection with the defense or settlement of such action if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any such claim, issue or matter to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

              The Certificate provides that the right to indemnification contained therein is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified.

              The Company maintains directors' and officers' liability insurance covering certain liabilities incurred by the directors and officers of the Company in connection with the performance of their duties.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits

              The following exhibits are filed as part of this registration statement:

              4.1 Healthcare Imaging Services, Inc. 1996 Stock Option Plan for Non-Employee Directors

              5.1     Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

              23.1    Consent of Deloitte & Touche LLP

              23.2 Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in Exhibit 5.1).

              24 Power of Attorney (included in signature page to this registration statement).

Item 9.       Undertakings.

              (a)   The undersigned Registrant hereby undertakes:

                    (1) To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Monmouth, State of New Jersey, on this 24th day of July, 1996.


                                              HEALTHCARE IMAGING SERVICES, INC.


                                              By: /s/ Elliott H. Vernon
                                                  Elliott H. Vernon
                                                  Chairman of the Board,
                                                  President and
                                                  Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENT, that each of the undersigned whose signature appears below constitutes and appoints Elliott H. Vernon and Michael
J. Rutkin, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

         Pursuant  to  the   requirements  of  the  Securities  Act  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                        Title                        Date

/s/ Elliott H. Vernon           Chairman of the Board,             July 24, 1996
Elliott H. Vernon               President and Chief Executive
                                Officer

/s/ Michael J. Rutkin           Executive Vice President, Chief    July 24, 1996
Michael J. Rutkin               Operating Officer and Secretary
                                (Acting Principal Financial and
                                Accounting Officer)

/s/ George Braff                Director                           July 24, 1996
George Braff

                                Director                           July __, 1996
Jerold L. Fisher

                                Director                           July __, 1996
Shawn A. Freidkin

/s/ Mitchell Hymowitz           Director                            July 24,1996
Mitchell Hymowitz

                                Director                           July __, 1996
Dominic A. Polimeni

/s/ Joseph J. Raymond           Director                           July 24, 1996
Joseph J. Raymond

                               HEALTHCARE IMAGING SERVICES, INC.

                                           FORM S-8
                                    REGISTRATION STATEMENT


                                         EXHIBIT INDEX

                                                                    Sequentially
                                                                       Numbered
Exhibit                                                                    Page


4.1 Healthcare Imaging Services, Inc. 1996 Stock Option Plan for Non-Employee Directors.

5.1      Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
         Exhibit 5.1).

24 Power of Attorney (included in signature page to this registration statement).

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